                           DATED AS OF OCTOBER 22 1998






                   =========================================

                            SHARE EXCHANGE AGREEMENT
                                  BY AND AMONG
                             SCM MICROSYSTEMS INC.,
                           THE EXCHANGING SHAREHOLDERS
                                       AND
                                THE ESCROW AGENT

                   =========================================

                                INDEX OF EXHIBITS

EXHIBIT                     DESCRIPTION
Exhibit A                   Form of Legal Opinion of Counsel to SCM

Exhibit B                   Registration Rights Agreement

Exhibit C                   SCM Affiliate Agreement

Exhibit D                   Form of Legal Opinion of Counsel to Shuttle

Exhibit E                   Employment Agreements

Exhibit F                   List of Persons Executing Employment Agreements

Exhibit G                   Shuttle Affiliate Agreement

Exhibit H                   Power of Attorney

Exhibit I                   Directors and Officers Letters of Resignation

Exhibit J                   Articles of Association

Exhibit K                   Termination Agreement


                               INDEX OF SCHEDULES

EXHIBIT                     DESCRIPTION
Schedule 1                  Transaction Consideration

Schedule 2                  Exchanging Shareholders Protections

Schedule 3                  Tax Covenant

Schedule 4                  Shuttle Disclosure Letter


                 INDEX OF SCHEDULES TO SHUTTLE DISCLOSURE LETTER

EXHIBIT                     DESCRIPTION
Schedule 2.2(a)(1)          Details of the Company

Schedule 2.2(a)(2)          List of Exchanging Shareholders

Schedule 2.2(b)             List and Details of Shuttle Subsidiaries

Schedule 2.2(c)             Shuttle Stock Options

Schedule 2.3(b)             Conflicts

Schedule 2.3(c)             Governmental Approvals

Section 2.4(a)              Financial Statements

Section 2.4(b)              Projections

Section 2.4(c)              Indian Financial Statements

Section 2.6(d)              Terminated Employees

Section 2.10(a)             Assets and Leased Property

Section 2.11                Intellectual Property

Section 2.12(a)             Certain Obligations

Section 2.12(b)             Defaults

Section 2.14                Shuttle Authorizations

Section 2.19                Third Party Expenses

Section 2.20                Employee Benefit Plans

Section 2.21                Insurance

Section 2.32                Customers


                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT (the AGREEMENT) is made and entered into as of October 22, 1998 by and among SCM Microsystems, Inc. a Delaware corporation (SCM), and the holders (the EXCHANGING SHAREHOLDERS) of the entire issued share capital of Shuttle Technology Group Limited, a private company limited by shares incorporated and registered under the laws of England and Wales with registered number 2764412 (SHUTTLE), and, as to certain duties and responsibilities contained in Article I and Article VII, Greater Bay Trust Company (ESCROW AGENT).

                                    RECITALS

A. The Board of Directors of SCM believes it is in the best interests of SCM and its stockholders that, in the share exchange contemplated hereby (the TRANSACTION), SCM exchange shares of its common stock, par value $.001 (SCM COMMON STOCK), with the Exchanging Shareholders and, in furtherance thereof, have approved the Transaction and entered into this Agreement; and Exchanging Shareholders who are the registered holders of all the issued ordinary shares of pound sterling1 each in the capital of Shuttle and will immediately following Closing be the registered holders of the 14,290 ordinary shares of pound sterling1 each in the capital of Shuttle to be issued pursuant to the Historic Options (as defined in Article 2.2(a)) (together, the ORDINARY SHARES) and who are the registered holders and beneficial owners of all the issued B ordinary shares of pound sterling1 each in the capital of Shuttle (the B SHARES and, collectively with the Ordinary Shares, the SHUTTLE SHARES) have approved the Transaction and entered into this Agreement.

B. A portion of the stock consideration otherwise issuable by SCM in the Transaction shall be placed in escrow, the release of which shall be contingent upon certain events and conditions.

C. SCM and each Exchanging Shareholder desires to make certain representations and warranties and other agreements in connection with the Transaction as specified herein.

D. It is the intention of the parties hereto that the Transaction be accounted for as a pooling of interests under the United States accounting rules.

NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

1.1      EFFECTIVE TIME

         The closing of the Transaction (the CLOSING) will take place the business day following notification by SCM to the Shareholders' Agent (as defined in Article VII hereof) of the fulfilment (or waiver) to the satisfaction of SCM of all the conditions precedent set out in Section 1.9 (and in any event within 14 days after such fulfilment or waiver), at the offices of Freshfields, 65 Fleet Street, London EC4Y 1HS, unless another place or time is agreed to in writing by SCM and the Shareholders' Agent. The date upon which the Closing occurs is herein referred to as the CLOSING DATE.

1.2      EFFECT ON CAPITAL STOCK

         Subject to the terms and conditions of this Agreement, by virtue of the Transaction and without any action on the part of the Exchanging Shareholders, the following shall occur upon the Closing Date:

(a) EXCHANGE OF SHUTTLE SHARES. The Exchanging Shareholders shall sell, and SCM shall purchase, the Shuttle Shares with effect from the Closing Date, on the terms that the same covenants shall be deemed to be given by the Exchanging Shareholders on the Closing Date in relation to the Shuttle Shares as are implied under Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee. The Shuttle Shares shall be sold free from all security interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever, together with all rights attaching to them. The total consideration for the sale of the Shuttle Shares payable to each Exchanging Shareholder shall be as follows:

             (i) the number of shares of SCM Common Stock set opposite such Exchanging Shareholders' name in Schedule 1 attached hereto (the CLOSING SHARES); and

            (ii) the number of shares of SCM Common Stock set opposite such Exchanging Shareholders' name in Schedule 1 attached hereto (the ESCROW SHARES) distributable to such Exchanging Shareholders from the Escrow Fund pursuant to Article VII hereof.

(b)      DEFINITIONS

             (i) AGGREGATE ORDINARY SHARE NUMBER. The AGGREGATE ORDINARY SHARE NUMBER shall mean the entire issued share capital of Shuttle immediately prior to the Closing together with the 14,290 ordinary shares of pound sterling1 in the capital of Shuttle to be issued immediately following Closing pursuant to the Historic Options (as defined in Article 2.2(a) hereof).

            (ii) EXCHANGE RATIO. The EXCHANGE RATIO shall be the quotient obtained by dividing (1) the Transaction Consideration and (2) the Aggregate Ordinary Share Number.

           (iii) ESCROW AMOUNT. The ESCROW AMOUNT shall be 82,832 shares of SCM Common Stock; such amount is to be deducted from the Transaction Consideration payable to the Exchanging Shareholders at the Closing and placed in escrow in accordance with the provisions of Section 1.3 and Article VII of this Agreement.

            (iv) SCM Common Stock Price. The SCM COMMON STOCK PRICE shall be $39.14.

             (v) TRANSACTION CONSIDERATION. The TRANSACTION CONSIDERATION in respect of SCM's acquisition of the Shuttle Shares shall mean, subject to adjustment pursuant to Section 1.7, 828,310 shares of SCM Common Stock.

(c) COMPANY OPTIONS. As soon as practicable following the Closing Date, SCM shall make a Rollover Offer in respect of each outstanding Shuttle stock option (SHUTTLE STOCK OPTION) issued pursuant to the Shuttle Unapproved Executive Share Option Scheme established by Shuttle on 21 October 1998 (SHUTTLE OPTION PLAN) and disclosed at 2.2(c) in the Shuttle Disclosure Letter in accordance with the terms set out and as defined in Clause 9.6 of the Shuttle Option Plan.

1.3      ESCROW

         On the Closing, from the Transaction Consideration otherwise payable pursuant to Section 1.2, SCM shall deposit the SCM Common Stock constituting the Escrow Amount into an escrow account pursuant to Article VII. The portion of the Escrow Amount contributed on behalf of each Exchanging Shareholder shall be equal to such holder's Escrow Shares.

1.4      SURRENDER OF CERTIFICATES; PAYMENT OF TRANSACTION CONSIDERATION

(a) As soon as possible following the Closing Date, and in any event no later than seven days following the Closing Date, SCM shall make available for exchange in accordance with this Article 1, the aggregate SCM Common Stock consideration payable pursuant to Section 1.2.

(b) EXCHANGE PROCEDURES. Upon surrender to SCM or an agent appointed by it of a certificate or certificates which immediately prior to the Closing Date represent issued Shuttle Shares (the CERTIFICATES) and accompanied by an executed stock transfer form in respect of those Shuttle Shares, the holder of record of such Certificate shall be entitled to receive in exchange therefor the applicable portion of the Transaction Consideration payable pursuant to Section 1.2 (subject to Section 1.7 and subject to the escrow provisions of Section 1.3 and Article VII) and the Certificate so surrendered shall (subject to the payment by SCM of any stamp duty) forthwith be issued in the name of SCM. Until so surrendered, each outstanding Certificate held by an Exchanging Shareholder that, prior to the Closing Date, represented Shuttle Shares, will be deemed from and after the Closing Date, to evidence only the right to receive the Transaction Consideration payable in respect of each such share (subject to Section 1.7 and subject to the escrow provisions of Section 1.3 and Article VII).

(c) TRANSFERS OF OWNERSHIP. If any payment is to be made to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that (i) the stock transfer form duly executed will be surrendered and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, and (ii) the payee make certain representations as required to comply with United States securities laws.

1.5      NO FURTHER OWNERSHIP RIGHTS IN SHUTTLE SHARES

         The Transaction Consideration delivered upon the surrender for exchange of Shuttle Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shuttle Shares, and (except for transfers contemplated on Schedule 1 and transfers to SCM) there shall be no further registration of transfers on the records of Shuttle of Shuttle Shares which were held by Exchanging Shareholders prior to the Closing Date.

1.6      LOST, STOLEN OR DESTROYED CERTIFICATES

         In the event any Certificates owned by an Exchanging Shareholder shall have been lost, stolen or destroyed, SCM shall make payment in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit and agreement of indemnity in a form satisfactory to SCM of that fact by the holder thereof.

1.7      PURCHASE PRICE ADJUSTMENT

         In accordance with Section 5.2 of this Agreement, the Transaction Consideration payable pursuant to Section 1.2 to the Exchanging Shareholders shall be reduced to reflect transaction expenses discharged by Shuttle Technology Inc., a California corporation (SHUTTLE U.S.), related to (i) Third Party Expenses (as defined in Section 5.2 hereof) and (ii) Stanford Keene fees and expenses.

1.8      PRE-EMPTION RIGHTS

         The Exchanging Shareholders, by their execution of this Agreement, hereby waive any pre-emption rights in respect of the Shuttle Shares conferred on them under the Articles of Association of Shuttle or otherwise, whenever such rights shall have arisen.

1.9      CONDITIONS PRECEDENT

         The obligations of SCM to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) COVENANTS. The Exchanging Shareholders shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

(b) CERTIFICATE OF SHUTTLE. SCM shall have been provided with a certificate executed on behalf of the Exchanging Shareholders to the effect that, as of the Closing Date:

            (i) all representations and warranties made by the Exchanging Shareholders in this Agreement are true and correct; and

            (ii) all covenants, obligations and conditions of this Agreement to be performed by the Exchanging Shareholders on or before such date have been so performed.

(c) CLAIMS. There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the Transaction or could reasonably be anticipated to have a Material Adverse Effect on Shuttle or its subsidiaries.

(d) LITIGATION. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against SCM or Shuttle (including its subsidiaries), their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Transactions contemplated by the terms of this Agreement.

(e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect on Shuttle and its subsidiaries, taken as a whole.

(f) OPINION OF ACCOUNTANTS. SCM shall have received letters from each of KPMG, Peat Marwick LLP and Deloitte & Touche, respectively, dated within two (2) business days prior to the Closing, regarding that firm's concurrence with SCM's management's and Shuttle's management's conclusions as to the appropriateness of pooling of interest accounting for the Transaction under Accounting Principles Board Opinion No. 16, if the Transaction is consummated in accordance with this Agreement.

1.10 TERMINATION The parties undertake to use all reasonable endeavours to ensure that the conditions precedent set out in Section 1.9 are fulfilled to the satisfaction of SCM as soon as reasonably practicable and in any event by November 30, 1998. SCM shall be entitled in its absolute discretion, by written notice to the Shareholders' Agent, to waive any or all of the conditions precedent either in whole or in part.

1.11 SURVIVAL If any of the conditions precedent have not been fulfilled or waived on or before November 30, 1998 this Agreement (other than Sections 5.1,
5.2 and 9.1) shall automatically terminate and no party shall have any claim of any nature whatsoever against any other party under this Agreement (save in respect of its accrued rights arising from any prior breach of this Agreement).

1.12     PRE-COMPLETION UNDERTAKINGS

(a)      Pending Closing, the Exchanging Shareholders shall ensure that:

             (i) Shuttle and its subsidiaries shall carry on their business in the ordinary and usual course and shall not make (or agree to make) any payment other than routine payments in the ordinary and usual course of trading;

            (ii) Shuttle and its subsidiaries shall take all reasonable steps to preserve and protect their assets;

           (iii) prompt disclosure is made to SCM of all relevant information which comes to the notice of the Exchanging Shareholders in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which may constitute a breach of any of the representations or warranties which would have a Material Adverse Effect on Shuttle and its subsidiaries if the representations or warranties were to be repeated on or at any time before Closing by reference to the facts and circumstances then existing;

            (iv) no dividend or other distribution (within the meaning of section 209 of the Taxes Act) shall be declared, paid or made by any Shuttle or any of its subsidiaries;

             (v) no share or loan capital shall be allotted or issued or agreed to be allotted or issued by Shuttle or any of its subsidiaries;

            (vi) no action is taken by Shuttle or any of its subsidiaries which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

(b) Pending Closing, the Exchanging Shareholders shall ensure that Shuttle consults fully with SCM in relation to any matters which may have a material effect upon Shuttle or any of its subsidiaries and that, without the prior consent of SCM (which shall be deemed to have been given where the matter is separately disclosed in the Shuttle Disclosure Letter and proceeds on the terms and conditions referred to in the Shuttle Disclosure Letter), neither Shuttle or any of its subsidiaries shall:

             (i) enter into any contract or commitment (or make a bid or offer which may lead to a contract or commitment) having a value or involving expenditure in excess of $50,000 or which is of a long term or unusual nature or which could involve an obligation of a material nature or which may result in any material change in the nature or scope of the operations of Shuttle or any of its subsidiaries;

            (ii) agree to any variation of any existing contract to which it is a party and which may have a material effect upon the nature or scope of the operations of Shuttle or any of its subsidiaries;

           (iii) (whether in the ordinary and usual course of business or otherwise) acquire or dispose of, or agree to acquire or dispose of, any business or any asset having a value in excess of $50,000; or

            (iv) enter into any agreement, contract, arrangement or transaction (whether or not legally binding) other than in the ordinary and usual course of business.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING SHAREHOLDERS

         Except as disclosed in Schedule 4 (the SHUTTLE DISCLOSURE LETTER), the Exchanging Shareholders jointly and severally represent and warrant to SCM as set forth in this Article II. Compensation by the Exchanging Shareholders to SCM for breach of any representations and warranties contained in this Article II shall be subject to the qualifications contained in Schedule 2. Except as the context otherwise indicates, all references to SHUTTLE herein include Shuttle and its subsidiaries, taken as a whole. MATERIAL ADVERSE EFFECT means any event or condition (financial or otherwise), which has or is likely to have a material adverse effect on the properties, assets, liabilities, business, operating, results of operations or prospects of the entity, or entities, specified.

2.1      ORGANIZATION, STANDING AND POWER

         Each of Shuttle and its subsidiaries is a corporation duly incorporated or, in the case of Shuttle Technology, Inc., duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Shuttle and its subsidiaries has the corporate power to own its properties and has obtained all corporate authorizations and all other applicable governmental, statutory, regulatory or other consents, licenses, waivers or exemptions required to carry on its business as now being conducted and is duly authorized to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Shuttle or its subsidiaries or the ability of Shuttle or its subsidiaries to consummate the transactions contemplated hereby. The Exchanging Shareholders have delivered a true and correct copy of the Certificate of Incorporation, Share Register and other charter documents, as applicable, of Shuttle and each of its subsidiaries, each as amended to date, to SCM. Neither Shuttle nor any of its subsidiaries is in violation of any of the provisions of its Articles of Association or equivalent organizational documents save for inadvertent technical violations which would not have any material impact on the relevant company.

2.2      CAPITAL STRUCTURE AND SUBSIDIARIES

(a) Section 2.2(a)(1) of the Shuttle Disclosure Letter contains certain true and accurate information of Shuttle. The authorized capital of Shuttle consists of pound sterling400,000 divided into 300,000 Ordinary Shares and 100,000 B Shares, of which 205,587 Ordinary Shares and 77,223 B Shares are issued and 14,290 Ordinary Shares will be issued immediately after Closing pursuant to options over 2,290 ordinary shares granted by Shuttle on November 7, 1995 and options over 12,000 ordinary shares granted by Shuttle on June 23, 1997, full details of which (including the names of the optionholders, the terms and conditions of exercise and the exercise price) are set forth in Section 2.2(a)(2) of the Shuttle Disclosure Letter (the HISTORIC OPTIONS).
         Schedule 1 to this Agreement sets forth a current complete list of the Exchanging Shareholders together with the number and classes of Shuttle Shares, legally and beneficially owned by such holder assuming (i) exercise of the Historic Options and (ii) exercise by certain Exchanging Shareholders of options to purchase in aggregate 4,402 Ordinary Shares from W.J. Eykyn on the terms set out in the Shuttle Disclosure Letter (the EYKYN OPTIONS). There are no other issued shares or voting securities of Shuttle. All issued Shuttle Shares are duly authorized, validly issued, fully paid or credited as fully paid and are free of all equities, liens, charges, claims, security interests or other encumbrances of any sort (LIENS) and are not subject to rights of others, including, without limitation, rights of pre-emption or rights of first refusal created by statute, the Certificate of Incorporation or Articles of Association of Shuttle or any agreement to which Shuttle is a party or by which it is bound and all Shuttle Shares were issued in compliance with applicable laws.

(b) A complete list of Shuttle subsidiaries is contained in Section 2.2(b) of the Shuttle Disclosure Letter and such list and information is true and accurate. Shuttle is the sole legal and beneficial owner of the entire issued share capital of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and, in the case of Shuttle Technology Inc., a California corporation, nonassessable. All of the issued shares of each such subsidiary are owned by Shuttle free and clear of all Liens or rights of others, including, without limitation, rights of pre-emption.

(c) Shuttle has reserved Ordinary Shares for issuance to current employees of Shuttle and/or companies who are or by Closing will be subsidiaries of Shuttle) pursuant to the Shuttle Option Plan of which no shares have been issued pursuant to option exercises and 28,825 ordinary shares are subject to outstanding, unexercised options. Section 2.2(c) of the Shuttle

         Disclosure Letter sets forth a true and current list of all holders of Shuttle Stock Options, together with the number of Ordinary Shares covered thereby and the applicable exercise price. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Shuttle is a party or by which it is bound obligating Shuttle to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Shuttle or obligating Shuttle to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. True and complete copies of all agreements and instruments relating to each Shuttle Stock Option or issued under the Shuttle Option Plan has been provided to SCM and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to SCM. Shuttle has obtained all necessary consents or approvals required by Shuttle in connection with the assumption of the Shuttle Stock Options by SCM.

(d) There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued shares or other securities of any Shuttle subsidiary, or otherwise obligating Shuttle or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Neither Shuttle nor any of the subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than, in the case of Shuttle, the subsidiaries.

2.3      AUTHORITY, CONFLICTS, CONSENTS

(a) Each of the Exchanging Shareholders has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the Agreement, when executed, will constitute binding obligations on each Exchanging Shareholder. No corporate action by Shuttle is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) The execution and delivery of this Agreement does not, and except as set forth in Section 2.3(b) of Shuttle Disclosure Letter, the consummation of the transactions contemplated hereby will not conflict with, or result in any violation by Shuttle or any of its subsidiaries of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, right or license which it currently enjoys or in a liability or obligation or loss of any benefit, right or licence which it currently enjoys or in a liability or obligation being created or increased that would have a Material Adverse Effect on Shuttle or its subsidiaries, under (i) any provision of the constitutional documents of Shuttle or any of its subsidiaries, as amended, or (ii) any mortgage, lease, debenture, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shuttle or any of its subsidiaries or any of their respective properties or assets, nor will it result in any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any other right of pre-emption or other option).

(c) No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (GOVERNMENTAL ENTITY) is required by or with respect to Shuttle or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Section 2.3(c) of the Shuttle Disclosure Letter sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of Shuttle or its subsidiaries that were required to be obtained by Shuttle or its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Prior to the Closing Date, the Exchanging Shareholders obtained (or caused to obtain) all such consents.

(d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction is in effect, nor is any proceeding brought by a Governmental Entity, seeking any of the foregoing pending; nor is there any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction unlawful.

2.4      SHUTTLE FINANCIAL STATEMENTS

(a) Section 2.4(a) of the Shuttle Disclosure Letter includes Shuttle's audited consolidated financial statements (balance sheets, profit and loss accounts, Directors Reports and notes to such statements) as of June 30, 1998 and for the twelve-month period ended June 30, 1998, Shuttle's audited consolidated financial statements (balance sheets, profit and loss accounts, Directors Reports and notes to such statements) as of April 30, 1996 and June 30, 1997 and for the periods ended April 30, 1996 and June 30, 1997 (the statements for the period to June 30, 1998 being referred to as the AUDITED FINANCIAL STATEMENTS) and Shuttle's unaudited financial statements (balance sheets, profit and loss accounts, Directors Reports and notes to such statements) as of and for the two months ended August 31, 1998 (the UNAUDITED FINANCIAL STATEMENTS and, collectively with the Audited Financial Statements, the FINANCIAL STATEMENTS). The Audited Financial Statements are complete and correct in all respects and have been prepared in accordance with United Kingdom generally applied accounting principles
         (GAAP) applied on a basis consistent throughout the periods indicated. The Financial Statements present a true and fair view of the financial condition and operating results of Shuttle and its Group Subsidiaries as of the dates and during the periods indicated therein. The unaudited balance sheet of Shuttle as of August 31, 1998 is hereinafter referred to as the UNAUDITED BALANCE SHEET. The audited balance sheet of Shuttle as of June 30, 1998 is hereinafter referred to as the AUDITED BALANCE SHEET. Since June 30, 1998 there has been no material change in Shuttle's accounting policies and the accounting reference date of Shuttle and its Group Subsidiaries during the last two years has always been June 30.

(b) The financial projections of Shuttle set forth in Section 2.4(b) of the Shuttle Disclosure Letter (the PROJECTIONS), were prepared by Shuttle in good faith. The Exchanging Shareholders make no representations and warranties, and expressly disclaim all express or implied representations and warranties, relating to the Projections except that such Projections were prepared by Shuttle in good faith.

(c) The Audited Financial Statements of Shuttle and each of its Group Subsidiaries make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of Shuttle or the subsidiaries as at June 30, 1998.

(d) The results shown by the Financial Statements of Shuttle and the Group Subsidiaries for April 30, 1996, June 30, 1997 and June 30, 1998, respectively, were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

(e) Section 2.4(c) of the Shuttle Disclosure Letter includes the audited financial statements (balance sheets, profit and loss accounts, Directors Reports and notes to such statements) for Shuttle Technology (India) Private Limited (SHUTTLE INDIA) as of March 31, 1996, 1997 and 1998 and for the periods to March 31, 1996, 1997 and 1998 (the INDIAN AUDITED FINANCIAL STATEMENTS) and Shuttle India's unaudited financial statements (balance sheets, profit and loss accounts, Directors Reports and notes to such statements) for Shuttle India for the five months ended August 31, 1998 (the INDIAN UNAUDITED FINANCIAL STATEMENTS and collectively with the Indian Audited Financial Statements, the INDIAN FINANCIAL STATEMENTS). The Indian Audited Financial Statements are complete and correct in all respects and have been prepared in accordance with the generally applied accounting principles applicable in India applied on a basis consistent throughout the periods. The Indian Financial Statements present a true and fair view of the financial condition and operating results of Shuttle India as of the dates and during the periods indicated therein. The unaudited balance sheet of Shuttle India as of August 31, 1998 is hereinafter referred to as the INDIAN UNAUDITED BALANCE SHEET. The audited balance sheet of Shuttle India as of March 31, 1998 is hereinafter referred to as the INDIAN AUDITED BALANCE SHEET. Since March 31, 1998 there has been no material change in Shuttle India's accounting policies and the accounting reference date of Shuttle India during the last five years has always been March 31.

(f) The Indian Audited Financial Statements make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of Shuttle India as at March 31, 1998.

(g) The results shown by the Indian Financial Statements for March 31, 1996, March 31, 1997 and March 31, 1998, respectively, were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

(h) The Unaudited Financial Statements for the two months ended August 31, 1998, and the Indian Unaudited Financial Statements for the five months ended August 31, 1998, have been prepared in accordance with GAAP for interim financial information. Accordingly, such financial statements do not include all of the information and footnotes required by GAAP for complete financial statements however, in the opinion of the Exchanging Shareholders, all adjustments (consisting of normal recurring adjustments) considered for a fair presentation have been included. The Unaudited Financial Statements for the two months ended August 31, 1998 have been prepared with due diligence and on a basis consistent with that applicable to management accounts of Shuttle and its Group subsidiaries over the last two years. The Indian Unaudited Financial Statements for the five months ended August 31, 1998 have been prepared with due diligence and on a basis consistent with that applicable to management accounts of Shuttle India over the last two years.

(i) GROUP SUBSIDIARIES shall mean the subsidiaries of Shuttle excluding, however, Shuttle India.

2.5      NO UNDISCLOSED LIABILITIES

         Except for obligations incurred in the ordinary course of business which are not material, Shuttle does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Audited Financial Statements or (ii) have not been specifically described in this Agreement or in the Shuttle Disclosure Letter and specifically identified herein or therein as not being included in the Audited Financial Statements, or
(iii) has not arisen in the ordinary course of Shuttle's business since the date of the Audited Financial Statements.

2.6      NO CHANGES

         Since June 30, 1998 there has not been, occurred or arisen any:

(a) transaction by Shuttle or its subsidiaries except in the ordinary course of business as conducted on that date or payment other than routine payments in the ordinary course of trading;

(b) capital expenditure or commitment by Shuttle or its subsidiaries that has exceeded $25,000 individually or $50,000 in the aggregate;

(c) destruction of, damage to or loss of any assets, business, customer or supplier of Shuttle or its subsidiaries (whether or not covered by insurance);

(d) labor trouble or claim of wrongful dismissal of which Shuttle or its subsidiaries has received written notice or of which any Exchanging Shareholder is aware or other unlawful labor practice or action (Section 2.6(d) of the Shuttle Disclosure Letter includes a list of all employees whose employment has been terminated by Shuttle since June 30, 1996);

(e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Shuttle or any of its subsidiaries;

(f) revaluation by Shuttle of any of its assets other than depreciation as required by GAAP and reflected on either the Audited Balance Sheet or the Indian Audited Balance Sheet;

(g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) by Shuttle or any of its subsidiaries, or any split, combination or reclassification of any Shuttle Shares or the issuance or authorization of the issuance of any share or loan capital in respect of, in lieu of or in substitution for Shuttle Shares or shares in any of its subsidiaries, or the repurchase, redemption or other acquisition, directly or indirectly, of any Shuttle Shares (or options, warrants, or other rights exercisable therefor);

(h) increase of over 10% in the salary or other compensation payable or to become payable by Shuttle or any of its subsidiaries to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Shuttle or any of its subsidiaries, of a bonus or other additional salary or compensation to any such person, except as otherwise contemplated by this Agreement or as made in the ordinary course of business in accordance with Shuttle's, or any of its subsidiaries' past practices;

(i) acquisition, sale, lease, license or other disposition of any of the business, assets or properties of Shuttle or any of its subsidiaries, except in the ordinary course of business;

(j) amendment or termination or violation of any material contract, agreement or license to which Shuttle or any of its subsidiaries is a party or by which it or they are bound other than termination by Shuttle or such subsidiary pursuant to the terms thereof in the ordinary course of business;

(k) loan by Shuttle or any of its subsidiaries to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by Shuttle or any of its subsidiaries of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of Shuttle or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of Shuttle or any of its subsidiaries or guaranteeing of any debt securities of others;

(l) waiver or release of any material right or claim of Shuttle or any of its subsidiaries, including any material write-off or other compromise of any account receivable of Shuttle or any of its subsidiaries;

(m) the commencement or notice or, to the knowledge of the Exchanging Shareholders threat of commencement of any lawsuit or proceeding against or investigation of Shuttle or any of its subsidiaries or their affairs;

(n) claim of ownership by a third party of Shuttle's Intellectual Property (as defined in Section 2.11 below), or, to the knowledge of any Exchanging Shareholder, of infringement by Shuttle or any of its subsidiaries of any third party's Intellectual Property rights;

(o) issuance, sale or exchange of any share capital of Shuttle, or securities exchangeable, convertible or exercisable therefor, other than options or other rights pursuant to the Shuttle Option Plan as specified in paragraph 2.2(c) above;

(p) change in pricing or royalties set or charged by Shuttle other than in the ordinary course of business;

(q) any event or condition of any character that any Exchanging Shareholder considers reasonably likely to have a Material Adverse Effect on Shuttle or its subsidiaries;

(r) material change in level of borrowing or in the working capital requirements of Shuttle or any of its subsidiaries; or

(s) agreement by Shuttle, any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than by negotiations with SCM and its representatives regarding the transactions contemplated by this Agreement).

2.7      BOOKS AND RECORDS

(a) The statutory books, books of account and other records of Shuttle and each of the subsidiaries:

            (i) are up-to-date and have been maintained in accordance with all applicable laws and GAAP on a proper and consistent basis;

            (ii) comprise complete and accurate records of all information required to be recorded therein;

            (iii) are in its possession or under its control together with all documents of title and executed copies of all material existing agreements to which the relevant company is a party.

(b) All accounts, documents and returns required by law to be delivered or made by Shuttle or any of its subsidiaries to the Registrar of Companies or any other authority have been duly made.

2.8      TAXES

(a) Shuttle and its subsidiaries have accurately prepared and duly and punctually filed all Tax Returns relating to any and all taxes attributable to Shuttle or its operations or for which Shuttle is liable or has become liable, and such Tax Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. Shuttle has duly and punctually paid all taxes required to be paid. Shuttle has duly and punctually withheld and paid with respect to its employees all income tax and national insurance contributions and other taxes Shuttle is required to withhold and pay, including sums payable to the Inland Revenue under the P.A.Y.E. system and any amounts of a corresponding nature payable to any foreign tax authority due and payable by Shuttle prior to Closing. The provisions or reserves for Shuttle's taxes reflected on the face of the Audited Balance Sheet and the Unaudited Balance Sheet as well as the Indian Audited Balance Sheet and Indian Unaudited Balance Sheet are full and sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the date of such Audited Balance Sheet and Unaudited Balance Sheet or Indian Audited Balance Sheet and Indian Unaudited Balance Sheet, whensoever payable. No material tax liability has been incurred since the date of the Audited Balance Sheet or Indian Audited Balance Sheet other than in the ordinary course of business. So far as the Exchanging Shareholders are aware, Shuttle has not neglected to pay any tax nor is there any tax deficiency outstanding, proposed or assessed or assessable against Shuttle, nor has Shuttle executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. So far as the Exchanging Shareholders are aware, no dispute, audit or other examination or investigation of the tax affairs of Shuttle is presently in progress and there has been no such investigation or examination in the last 6 years. Except to the extent reflected on Shuttle's Unaudited Balance Sheet or Indian Audited Balance Sheet and Indian Unaudited Balance Sheet, Shuttle does not have any liabilities for unpaid United Kingdom, local or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Shuttle does not have any knowledge of any basis for the assertion of any such liability attributable to Shuttle, its assets or operations. Shuttle is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Shuttle has provided to SCM copies of its Tax Returns that are required to have been prepared for the periods ended 1996, 1997 and 1998. There are no liens or charges on the assets of Shuttle relating to or attributable to taxes. There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of Shuttle that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the U.S. Tax Code or for UK Taxation purposes.

         Shuttle is not subject to any penalty, fine, surcharge or interest in respect of taxes by reason of a violation of any order, rule or regulation of, or a default with respect to any Return, report or declaration required to be filed with, any Governmental Entity, including any tax authority to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect.

         So far as the Exchanging Shareholders are aware, Shuttle is not currently the beneficiary of any extension of time within which to file any Tax Return. So far as the Exchanging Shareholders are aware, no claim has been made by a tax authority in a jurisdiction where Shuttle does not file Tax Returns that it is or may be subject to tax by that jurisdiction.

(b) So far as the Exchanging Shareholders are aware, neither Shuttle nor its subsidiaries expect any authority to assess any additional tax for any period for which Tax Returns have been filed. There is no dispute or claim concerning any tax liability of Shuttle or its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which Shuttle has knowledge.

(c) For the purposes of this Agreement, TAX and TAX AUTHORITY shall have the meaning ascribed thereto in the Tax Covenant contained in Schedule 3 hereto. TAX RETURN shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes (including any schedule or attachment thereto, and including any amendment thereof) required under any applicable legislation or regulations relating to tax (whether of the United Kingdom or elsewhere in the world).

(d) No tax authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any of Shuttle's or its subsidiaries' affairs.

(e) If Shuttle disposed of each of its assets at the date of the Unaudited Balance Sheet (except trading stock and work-in-progress) for a consideration equal to the book value of that asset as shown in or adopted for the purposes of the Unaudited Balance Sheet, to a person not connected with it and by way of bargain at arm's length, no tax liability would arise by reference to any actual or deemed gain.

(f) No allowable loss which might accrue on the disposal by Shuttle of any asset is liable to be reduced or eliminated and no chargeable gain is liable to be created or increased by virtue of any depreciatory transaction or reduction in value of that or any related asset for the purposes of corporation tax on chargeable gains or any corresponding tax of any relevant foreign jurisdiction in which Shuttle or any of its subsidiaries operates.

(g) If Shuttle disposed of each of its assets, or of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge or corresponding tax would arise on a disposal of any of those assets) for a consideration equal to their book value as shown in or adopted for the purpose of the Unaudited Balance Sheet and Indian Unaudited Balance Sheet, no balancing charge (or corresponding tax of any relevant foreign jurisdiction) would arise in respect of any such asset or pool of assets under any legislation relating to capital allowances (or corresponding legislation of the relevant foreign jurisdiction in which Shuttle or any of its subsidiaries operates).

(h) VAT means value added tax or any similar sales or turnover tax of any relevant jurisdiction in which Shuttle or any of its subsidiaries operates, and VAT LEGISLATION means the Value Added Tax 1994 and any relevant enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with H.M. Commissioners of Customs and Excise or any relevant tax authority.

         In relation to Shuttle:

            (i) it is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with H.M. Customs and Excise or any relevant tax authority;

            (ii) it has complied with and observed in all material respects the terms of VAT legislation;

            (iii) it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents required to be kept by the VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

            (iv) it has obtained credit for all input tax paid or suffered by it;

            (v) it has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment;

            (vi) it is not and has not been subject under VAT legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies for the purposes of VAT.

(i) All documents in the possession or under the control of Shuttle or to the production of which Shuttle is entitled which establish the title of Shuttle to any asset have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid, and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

         All duties, fees and penalties payable in respect of the capital of Shuttle (including any premium over nominal value at which any share was issued) have been duly accounted for and paid, and there are no circumstances under which any relief obtained against payment of any such amount could be withdrawn.

2.9      RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Shuttle or any of its subsidiaries is a party or, to the knowledge of the Exchanging Shareholders, otherwise binding upon Shuttle or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of

Shuttle or any of its subsidiaries, any acquisition of property (tangible or intangible) by Shuttle or any of its subsidiaries or the conduct of business as currently conducted by Shuttle or any of its subsidiaries.

2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT

(a) Section 2.10(a) of the Shuttle Disclosure Letter sets forth a list of all fixed assets (including real property) currently owned or leased by Shuttle and its subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of Shuttle or any of its subsidiaries.

(b) Shuttle and its subsidiaries have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any security interests or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, except as reflected in Shuttle Financial Statements and except for Liens for taxes not yet due and payable. None of these assets are the subject of any conditional sale or credit agreement, agreement for payment on deferred terms or any similar agreement or arrangements, except for those items of leased property.

(c) The assets owned or leased by Shuttle and its subsidiaries, taken as a whole, are (i) adequate for the conduct of the business of Shuttle and its subsidiaries as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained where appropriate.

2.11     INTELLECTUAL PROPERTY

(a) For the purposes of this Agreement, the following terms have the following definitions:

            (i) INTELLECTUAL PROPERTY shall mean any or all of the following and all rights in, arising out of, or associated therewith:
                  (i) all United States, foreign and international patents and applications (including provisional applications) therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technical data and all rights in customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world, all World Wide Web Internet addresses, sites and domain names; (vii) all databases and data collections and all rights therein throughout the world; (viii) any similar, corresponding or equivalent rights to any of the foregoing; and (ix) all documentation related to any of the foregoing.

            (ii) SHUTTLE INTELLECTUAL PROPERTY shall mean any Intellectual Property that is owned by or licensed to Shuttle or its subsidiaries.

            (iii) REGISTERED INTELLECTUAL PROPERTY shall mean all United States, international and foreign: (i) patents, patent applications (including provisions applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other intellectual property right that is the subject of an application for registration issued by, filed with or recorded by, any state, government or other public legal authority.

(b) Section 2.11(a) of the Shuttle Disclosure Letter lists all Registered Intellectual Property owned by, or filed in the name of, Shuttle or its subsidiaries (the SHUTTLE REGISTERED INTELLECTUAL PROPERTY) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the PTO) or equivalent authority anywhere in the world) related to any of Shuttle Registered Intellectual Property.

         Except as set forth in Section 2.11(b) of the Shuttle Disclosure Letter, all Shuttle Registered Intellectual Property listed in Section 2.11(a) of the Shuttle Disclosure Letter and all Intellectual Property owned by Shuttle, is free and clear of any Liens. Shuttle (i) is the owner of all trademarks and trade names used in connection with the operation or conduct of the business of Shuttle, including the sale of any products or technology or the provision of any services by Shuttle, (ii) has good title to each item of Shuttle Registered Intellectual Property, and (iii) has all rights to and in all patent applications that cover the operation or conduct of the business of Shuttle or any product or service attendant to that operation all such patent applications being listed in Section 2.11(b) of the Shuttle Disclosure Letter.

(c) There is no action, suit or proceeding of any nature pending or threatened against Shuttle, its officers, directors and properties relating to the ownership of any Shuttle Registered Intellectual Property registered in the name of Shuttle. So far as the Exchanging Shareholders are aware, there is no basis for any action, suit or proceeding relating to the ownership of any Intellectual Property registered or otherwise owned, used or licensed by Shuttle.

(d) To the extent that any Intellectual Property has been developed or created by an employee of Shuttle or any third party other than Shuttle for which Shuttle has directly paid, Shuttle has a written agreement with such person with respect thereto and Shuttle thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

(e) Except as set forth in the Shuttle Disclosure Letter, within the last 24 months, Shuttle or its subsidiaries has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Shuttle Intellectual Property to any third party.

(f) The Shuttle Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of Shuttle (including products, technology or services currently under development).

(g) The material contracts, licenses and agreements (including "shrink-wrap" and similar widely available commercial end-user licenses) listed in Section 2.11(g) of the Shuttle Disclosure Letter include all contracts, licenses and agreements to which Shuttle is a party with respect to any Intellectual Property.

(h) Section 2.11(h) of the Shuttle Disclosure Letter lists all contracts, licenses and agreements between Shuttle and any other person wherein or whereby Shuttle has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Shuttle or such other person of the Intellectual Property of any person other than Shuttle and so far as the Exchanging Shareholders are aware no claim against any such material obligation or duty has been made by any third party.

(i) So far as the Exchanging Shareholders are aware, the operation of the business of Shuttle as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to Shuttle's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Shuttle does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and Shuttle has not received notice from any person claiming that the operation or any, product, technology or service (including products, technology or services currently under development) of Shuttle infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Shuttle aware of any basis therefor).

(j) Each item of Shuttle Registered Intellectual Property is in force and subsisting, all necessary registration, maintenance and renewal fees in connection with such Shuttle Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, international or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by Shuttle within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Shuttle Intellectual Property. In each case in which Shuttle has acquired (other than by means of licence) any Intellectual Property rights from any person, Shuttle has obtained a valid assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Shuttle and, to the maximum extent provided for by and in accordance with applicable laws and regulations, Shuttle has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(k) There are no contracts, licenses or agreements between Shuttle and any other person with respect to Shuttle Intellectual Property under which there is any dispute to the knowledge of Shuttle regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Shuttle thereunder.

(l) So far as the Exchanging Shareholders are aware, no person or entity is infringing or misappropriating any Shuttle Intellectual Property owned by Shuttle.

(m) Shuttle requires and has at all times required each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in Shuttle's standard forms, and, except as set forth in Section 2.11(m) of the Shuttle Disclosure Letter, all current and former employees, consultants and contractors of Shuttle have executed such an agreement.

(n) No Shuttle Intellectual Property or product, technology or service of Shuttle is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation of a regulatory or governmental authority as a court that restricts in any manner the use, transfer or licensing thereof by Shuttle or may affect the validity, use or enforceability of such Shuttle Intellectual Property.

(o) So far as the Exchanging Shareholders are aware, no (i) product, technology, service or publication of Shuttle (ii) material published or distributed by Shuttle or (iii) conduct or statement of Shuttle constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

(p) No Shuttle Intellectual Property owned by, used by, or licensed to Shuttle will be lost or rendered liable to any right of termination by any third parties by virtue of the acquisition of the Shuttle Shares by SCM.

(q) The ownership of all intellectual property rights in or relating to the products developed by or on behalf of Shuttle Technology India has been fully and effectively vested in Shuttle and is free from any liens, charges, encumbrances or other third party rights. All registered Intellectual Property of Shuttle Technology India if any have been registered in the name of Shuttle and any registrable intellectual property rights can be the subject of an application for registration by Shuttle. Shuttle has discharged all liabilities due to Shuttle Technology India relating to the transfer of intellectual property rights. All intellectual property rights in all products developed by Shuttle are listed in Section 2.11(b) of the Shuttle Disclosure Letter. Shuttle has not disclosed to any party other than Shuttle any confidential information concerning the products it has developed nor has it licensed or otherwise disposed of any intellectual property rights in the products it has developed.

2.12     AGREEMENTS, CONTRACTS AND COMMITMENTS

(a) Except as set forth in Section 2.12(a) of the Shuttle Disclosure Letter, each of Shuttle and its subsidiaries does not have continuing obligations under, is not a party to nor is it bound by:

            (i)   any collective bargaining agreements,

            (ii) any agreements or arrangements that contain any severance pay, post-employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

           (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

            (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization where the amount payable by Shuttle or the relevant subsidiary is reasonably expected to exceed $50,000 or its equivalent in applicable foreign currency,

             (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

            (vi)  any fidelity or surety bond or completion bond,

            (vii) any lease of personal property having annual lease payments individually in excess of $25,000,

          (viii) any agreement of indemnification, warranty or guaranty other than in the ordinary course of business,

            (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Shuttle to engage in any line of business or to compete with any person,

             (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 in the aggregate,

            (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of Shuttle's business or any subsidiary's business,

           (xii) any mortgages, debentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

          (xiii)  any distribution, joint marketing or development agreement,

           (xiv) any agreement, contract or commitment with any customer or vendor which, during the last two financial years of Shuttle ended on June 30, 1998, accounted, or is expected to account during Shuttle's current financial year, for more than 5% of Shuttle's revenue or trade payables, as applicable, or

            (xv) any other agreement, contract or commitment that involves $75,000 or more or is not cancellable without penalty within sixty (60) days.

(b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.12(b) of the Shuttle Disclosure Letter, neither Shuttle nor any of its subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth in
         Section 2.11 or Section 2.12(a) of the Shuttle Disclosure Letter (a SHUTTLE CONTRACT).

         Each Shuttle Contract is in full force and effect and, except as otherwise disclosed in Section 2.3(b) or 2.12(b) of the Shuttle Disclosure Letter, is not subject to any default thereunder of which any Exchanging Shareholder is aware by any party obligated to Shuttle or any subsidiary pursuant thereto.

2.13     INTERESTED PARTY TRANSACTIONS

         No officer, director or, to Shuttle's or any Exchanging Shareholder's knowledge, employee or holder of more than 5% of the Shuttle Shares (nor, to any Exchanging Shareholders' knowledge, any grandparent, descendant of a grandparent, or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or since January 1, 1995, has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that Shuttle or its subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, Shuttle or its subsidiaries, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.12 of the Shuttle Disclosure Letter; provided, however, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

2.14     GOVERNMENTAL AUTHORIZATION.

(a) Section 2.14 of the Shuttle Disclosure Letter accurately lists all, if any, consent, license, permit, grant or other authorization issued to Shuttle or its subsidiaries by a Governmental Entity (i) pursuant to which Shuttle or its subsidiaries currently operate or hold any interest in any of its or their properties or (ii) which is required for the operation of its or their business or the holding of any such interest (herein collectively called SHUTTLE AUTHORIZATIONS), which Shuttle Authorizations are in full force and effect, are not limited in duration or subject to any unusual or erroneous conditions, have been complied with in all material respects, and constitute all Shuttle Authorizations required to permit Shuttle and its subsidiaries to operate or conduct their business or hold any interest in their properties or assets.

(b) To the best of the knowledge of the Exchanging Shareholders, there are no circumstances which indicate that any of the Shuttle Authorizations will be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shuttle Shares by SCM or otherwise).

2.15     LITIGATION

(a) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Exchanging Shareholders, threatened against Shuttle, any of its subsidiaries or any of their respective assets or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Shuttle or any of its subsidiaries, or, to the knowledge of the Exchanging Shareholders, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on Shuttle and its subsidiaries, taken as a whole.

(b) There is no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Shuttle (including its subsidiaries), or any Exchanging Shareholders, their respective properties or any of the officers or directors of Shuttle, arising out of, or in any way connected with, the Transaction contemplated by the terms of this Agreement.

2.16     ACCOUNTS RECEIVABLE

All accounts receivable of (i) Shuttle reflected on the Unaudited Balance Sheet and (ii) Shuttle Technology India reflected on the Indian Unaudited Balance Sheet (collectively, the ACCOUNTS RECEIVABLE) arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, to the Exchanging Shareholders' knowledge, are collectible in the ordinary course of business except to the extent of specific reserves therefor set forth in the Unaudited Balance Sheet and Indian Unaudited Balance Sheet, respectively. No person has any Lien on any such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

2.17     MINUTE BOOKS

         The minute books of Shuttle and its subsidiaries made available to counsel for SCM are the only minute books thereof and contain an accurate summary of all material transactions approved by the directors (or committees thereof) and shareholders since the time of incorporation of Shuttle or any of its subsidiaries.

2.18     ENVIRONMENTAL MATTERS

(a) To the knowledge of the Exchanging Shareholders there is no substance that is regulated by any foreign, federal, state or local governmental authority or that has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a HAZARDOUS MATERIAL) is present in, on or under any property that Shuttle or any of its subsidiaries has at any time owned, operated, occupied or leased (herein, a SHUTTLE FACILITY), except as permitted by and managed in accordance with applicable law.

(b) Neither Shuttle nor any of its subsidiaries has transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials (HAZARDOUS MATERIALS ACTIVITY) in violation of any applicable foreign, federal, state or local statute, rule, regulation, order or law.

(c) Each of Shuttle and its subsidiaries is and at all times has been in compliance with all foreign, federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

(d) No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the knowledge of the Exchanging Shareholders, threatened, concerning the Hazardous Materials Activities of Shuttle or any of its subsidiaries and/or any Shuttle Facilities, and no Exchanging Shareholder is aware of any fact or circumstance which could involve Shuttle or any of its subsidiaries in any environmental litigation or impose any environmental liability upon Shuttle or any of its subsidiaries.
2.19     BROKERS' AND FINDERS' FEES

(a) Section 2.19 of the Shuttle Disclosure Letter identifies all Third Party Expenses (as defined in Section 5.2) expected to be incurred by Shuttle US in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. All commercially reasonable efforts have been used to cause all Third Party Expenses and all fees and expenses of Stanford Keene to be determined and invoiced prior to the Closing.

(b) Neither Shuttle nor any of its subsidiaries will be in breach of the terms of section 151 of the Companies Act 1985 in connection with the Third Party Expenses.

2.20     EMPLOYEE MATTERS AND BENEFIT PLANS

(a) EMPLOYEE BENEFIT PLANS. Section 2.20 of the Shuttle Disclosure Letter contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, relocation, repatriation, expatriation, visas, work permits, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded which is or has been maintained, contributed to, or required to be contributed to, by Shuttle or any subsidiary of Shuttle for the benefit of any current or former employee, consultant, director of Shuttle or any subsidiary of Shuttle (each an EMPLOYEE), and a list of all current Employees including details of the salaries, wages, length of continuous service, notice periods and whether currently under notice or on maternity leave or secondment or with respect to which Shuttle or any subsidiary of Shuttle has or may have any liability or obligation (the EMPLOYEE BENEFIT PLANS). Shuttle does not have any plan or commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan (except to the extent required by law or to conform any such Employee Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to SCM in writing, or as required by this Agreement), or to enter into any Employee Benefit Plan.

(b) DOCUMENTS. Shuttle has made available to SCM correct and complete copies of all documents relating to each Employee Benefit Plan including (without limitation) any and all amendments thereto and all related trust documents; the most recent actuarial valuations, if any, prepared for each Employee Benefit Plan and any material contracts or agreements relating to each Employee Benefit Plan.

(c) EMPLOYEE BENEFIT PLAN COMPLIANCE. Shuttle and any trustees and administrators of any Employee Benefit Plan have performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Benefit Plan, and each Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, rules and regulations. All amounts due to the trustees and to any insurance company in connection with any Employee Benefit Plan have been paid. There are no actions, suits or claims pending, or, to the knowledge of the Exchanging Shareholder threatened or reasonably anticipated (other than routine claims for benefits) against any Employee

         Benefit Plan or against the assets of any Employee Benefit Plan. Each Employee Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to SCM, Shuttle or any subsidiary of Shuttle (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Exchanging Shareholder threatened by any governmental agency with respect to any Employee Benefit Plan.

(d) NO POST-EMPLOYMENT OBLIGATIONS. No Employee Benefit Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by applicable law, and Shuttle has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

(e) LIFE INSURANCE. All benefits payable under any Employee Benefit Plan on the death of a member or beneficiary while in an employment to which the Employee Benefit Plan relates or during a period of sickness or disability of a member or beneficiary are fully insured under a policy effected in the name of the trustee of the Employee Benefit Plan with an insurance company of good repute and each member and beneficiary has been covered for such insurance by such insurance company at its normal rates and on its terms normal for persons in good health.

(f) EMPLOYMENT MATTERS. Shuttle (i) is and has been in compliance in all respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (save for technical, inadvertant breaches which will not have any material effect on Shuttle or any of its subsidiaries); (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and
         (v) is not liable to make any loan repayments to any Employee.

(g) All personnel whose services are wholly or partially utilized by Shuttle or by any of its subsidiaries are employed by Shuttle or its subsidiaries.

(h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan, trust, loan or other arrangements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(i) LABOR. No work stoppage or labor strike against Shuttle is pending, threatened or reasonably anticipated. The Exchanging Shareholders do not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Exchanging Shareholders threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to Shuttle. To the knowledge of the Exchanging Shareholders none of the subsidiaries of Shuttle has at any time during the last 5 years engaged in any unfair labor practices under applicable law. Shuttle is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Shuttle.

(j) INVENTIONS. No employee has any right to ownership of any invention or improvement made or discovered by him in the course of his employment/ engagement with Shuttle or any subsidiary, or claim for compensation, as payment in respect of a right to use any such invention or improvement.

2.21     INSURANCE

         Section 2.21 of the Shuttle Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Shuttle and its subsidiaries. There is no claim by Shuttle or its subsidiaries pending under any of such policies or bonds as to which Shuttle or its subsidiaries has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All the insurances set forth in Section 2.21 of the Shuttle Disclosure letters are in full force and effect and all premiums due and payable under all such policies and bonds have been paid and Shuttle is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Exchanging Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. No claim is outstanding by Shuttle or its subsidiaries and to the knowledge of the Exchanging Shareholders, there are no circumstances likely to give rise to such a claim.

2.22     COMPLIANCE WITH LAWS

         Shuttle has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation which failure to comply or violation would have a Material Adverse Effect on the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23     COMPLETE COPIES OF MATERIALS

         The Exchanging Shareholders have delivered or made available to SCM true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Shuttle Disclosure Letter.

2.24     REPRESENTATIONS COMPLETE

         None of the representations or warranties made herein by Shuttle or the Exchanging Shareholders (as modified by the Shuttle Disclosure Letter), nor any statement made in any Schedule or certificate furnished by the Exchanging Shareholders pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Exchanging Shareholders in connection with soliciting their consent to this Agreement and the Transaction, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

2.25 [INTENTIONALLY DELETED]

2.26     POOLING OF INTERESTS

         Neither Shuttle nor any of its directors, officers or shareholders has knowingly taken any action which would interfere with SCM's ability to account for the Transaction as a pooling of interests transaction in accordance with United States generally accepted accounting procedures (US GAAP).

2.27     DISCLOSURE SCHEDULE

         The Shuttle Disclosure Letter has been prepared and executed by the Exchanging Shareholders and dated and delivered on the date of this Agreement. The Exchanging Shareholders shall endeavor to disclose in the Shuttle Disclosure Letter each item of information in each separate section in which such item may reasonably be required to be disclosed.

2.28     INSOLVENCY

(a) No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of Shuttle or any of its subsidiaries or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to Shuttle or any of its subsidiaries, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of Shuttle or any of its subsidiaries.

(b) No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of Shuttle or any of its subsidiaries.

(c) All charges in favor of Shuttle or any of its subsidiaries required to be registered in accordance with the provisions of Sections 395 and 398 of the Companies Act of 1985 have been so registered or comply with all necessary formalities as to registration or otherwise in any foreign jurisdiction.

2.29     COVENANTS

         Shuttle has performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

2.30     EXCHANGING SHARES REQUIREMENTS

         Exchanging Shareholders holding 100% of the issued share capital of Shuttle are a party to this Agreement.

2.31     YEAR 2000 COMPLIANCE

         All of Shuttle's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, YEAR 2000 COMPLIANT). All of Shuttle's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Shuttle's internal computer and technology products and systems are Year 2000 Compliant.

2.32     CUSTOMERS

         Section 2.32 of the Shuttle Disclosure Schedule sets forth a true, accurate and complete list of the ten largest customers of Shuttle in terms of revenue during each of the two most recently completed financial years and the portion of current financial year prior to the date of this Agreement.

2.33     MEMORY TECHNOLOGY

         The purchase by Shuttle of its own ordinary shares from Memory Technology Limited, a private company incorporated and registered under the laws of England (MEMORY), and the subsequent purchase by Shuttle of the entire business of Memory complied in all respects with the requirements of the Companies Act 1985 and all other applicable laws and regulations, including, but not limited to, the foregoing:

(a) such purchases were duly authorized under Shuttle's memorandum and articles of association and all appropriate authorities were obtained from Shuttle's directors and shareholders;

(b) Shuttle had sufficient distributable reserves to fund the purchase price of the shares purchased from Memory;

(c) the Ordinary Shares purchased from Memory were duly canceled in accordance with the requirements of the Companies Act 1985; and

(d) the terms of the subsequent business purchase agreement did not constitute a contravention by Memory or any other party of the provisions of section 151 of the Companies Act 1985.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF EXCHANGING SHAREHOLDERS

         Each of the Exchanging Shareholders hereby represents and warrants to SCM subject to such exceptions as are specifically disclosed, with reference to the appropriate section number, in the Shuttle Disclosure Letter provided to SCM on the date hereof that:

3.1      EXCHANGED SHARES

(a) Such Exchanging Shareholder owns legally and beneficially all Shuttle Shares set forth opposite such Exchanging Shareholder's name under
         Schedule 1 to this Agreement; and

(b) Such Exchanging Shareholder has good and marketable title to such Shuttle Shares free and clear of all liens, claims, third party rights (including rights of pre-emption), security interests, charges, options, or other encumbrances of any kind.

3.2      AUTHORITY

         Such Exchanging Shareholder has all requisite power and authority to enter into this Agreement (and any agreement referenced herein to which such Exchanging Shareholder is a party to) and to consummate the transactions contemplated hereby (and thereby). This Agreement, and any agreement referenced herein to which such Exchanging Shareholder is a party to, have been duly executed and delivered by such Exchanging Shareholder, and constitutes the legally binding obligations of such Exchanging Shareholder. The execution and delivery of this Agreement, and any agreement referenced herein to which such Exchanging Shareholder is party to, by such Exchanging Shareholder does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with any mortgage, debenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to such Exchanging Shareholder. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with such Exchanging Shareholder (so as not to trigger any conflict) is required by or with respect to such Exchanging Shareholder in connection with the execution and delivery of this Agreement, and any agreement referenced herein to which such Exchanging Shareholder is a party to, or the consummation of the transactions contemplated hereby or thereby, except for those consents that have been previously obtained and are listed on the Shuttle Disclosure Letter.

3.3      INVESTMENT REPRESENTATIONS

(a) The shares of SCM's Common Stock to be issued as Transaction Consideration pursuant hereto are being acquired by each of the Exchanging Shareholders pursuant to the terms and subject to the conditions of this Agreement for each such Exchanging Shareholder's own account and for investment purposes only, and not with a view to any public resale, public distribution or other public offering thereof, in each case within the meaning of the Securities Act of 1993, as amended (the SECURITIES ACT) or any state securities or "blue sky" law.

(b) Each of the Exchanging Shareholders understands and acknowledges that the shares of SCM's Common Stock to be issued as Transaction Consideration pursuant hereto will not be registered under the Securities Act or any state securities or "blue sky" law, and that, such shares may not be sold or otherwise disposed of, except pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(c) Each of the Exchanging Shareholders has such knowledge and experience in financial and business matters that such parties are capable of evaluating the merits and risks of the prospective investment in the shares of SCM's Common Stock to be issued as Transaction Consideration pursuant hereto, that such parties are able to bear the economic consequences thereof, and that each of such parties qualify as an ACCREDITED INVESTOR as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d) In making the decision to invest in the shares of SCM's Common Stock to be issued as Transaction Consideration pursuant hereto, each of the Exchanging Shareholders has relied upon independent investigations made by such Exchanging Shareholder and, to the extent believed by such Exchanging Shareholder to be appropriate, such Exchanging Shareholder's representatives, including such Exchanging Shareholder's own professional, tax and other advisors, and has not relied upon any representation or warranty from SCM or any of its directors, officers, employees, agents, affiliates or representatives with respect to the value of such shares or the tax consequences of the transactions contemplated by this Agreement.

(e) Each Exchanging Shareholder and such Exchanging Shareholder's representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby and to ask questions of, and to receive answers from, SCM and its representatives concerning, the terms of the transactions contemplated by this Agreement and such other information as such Exchanging Shareholder desires in order to evaluate an investment in the shares of the SCM's Common Stock to be issued as Transaction Consideration pursuant hereto, and all such questions have been answered to the full satisfaction of such Exchanging Shareholder.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF SCM

SCM represents and warrants to the Exchanging Shareholders as follows:

4.1      ORGANIZATION, STANDING AND POWER

         SCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SCM has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on SCM or its subsidiaries or on the ability of SCM or its subsidiaries to consummate the transactions contemplated hereby.

4.2      SCM CAPITAL STRUCTURE

(a) The authorized capital stock of SCM consists of 40,000,000 shares of SCM Common Stock and 10,000,000 of preferred stock, of which approximately 13,157,386 shares of SCM Common Stock and no shares of preferred stock were issued and outstanding as of September 30, 1998.

(b) The shares of SCM Common Stock to be issued pursuant to the Transaction, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or other statutory right of stockholders and will be issued in compliance with applicable federal and state securities laws.

4.3      AUTHORITY

         SCM has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SCM. This Agreement has been duly executed and delivered by SCM and constitutes the valid and binding obligations of SCM, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the constitutional documents of, SCM. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to SCM in connection with the execution and delivery of this Agreement by SCM or the consummation by SCM of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any other country.

4.4      SEC DOCUMENTS; SCM FINANCIAL STATEMENTS

         SCM has made available to the Exchanging Shareholders true and complete copies of all reports and registration statements filed with the SEC under the Securities Exchange Act of 1934, as amended (the EXCHANGE ACT) since its initial public offering in October 1997 all in the form (including exhibits) so filed (collectively, the SEC DOCUMENTS). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

4.5      NO MATERIAL ADVERSE CHANGE

         Since the date on which the most recent SEC Document was filed by SCM and prior to the date of this Agreement, there has not been, occurred or arisen any event or condition of any character that has had or creates a reasonable risk of having a Material Adverse Effect on SCM.

4.6      PURCHASE FOR INVESTMENT

         SCM is purchasing the Shuttle Shares for investment for its own account and not with a view to, or the sale in connection with, any distribution thereof. SCM (either alone or together with its advisors) has sufficient knowledge and experience in financial business matters so as to be capable of evaluating the merits and risks of its investment in the Shuttle Shares and is capable of bearing the economic risks of such investment.

4.7      BROKERS' AND FINDERS' FEES

         Neither SCM nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage for finder's fees or agents, commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.8      POOLING OF INTERESTS

         Neither SCM nor any of its subsidiaries nor any of their respective directors or officers has knowingly taken any action which would interfere with SCM's ability to account for the Transaction as a pooling of interests transaction in accordance with US GAAP.

4.9      LITIGATION

(a) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of SCM, threatened against SCM, any of its subsidiaries or any of their respective assets or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against SCM or any of its subsidiaries, or, to the knowledge of SCM, any of their respective directors or officers (in their capacities as such) except as otherwise disclosed in the SEC documents, that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on SCM and its subsidiaries, taken as a whole.

(b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction unlawful.

4.10     CONFLICTS

         The execution and delivery of this Agreement will not conflict with, or result in any violation of SCM or any of its subsidiaries of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, right or licence which it currently enjoys or in a liability or obligation or loss of any benefit, right or licence which it currently enjoys or in a liability or obligation being created or increased that would have a Material Adverse Effect, under (i) any provision of the constitutional documents of SCM or any of its subsidiaries, as amended, or (ii) any mortgage, lease, indenture, contract or other agreement or instrument, permit, concession, franchise, licence, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to SCM or any of its subsidiaries or any of their respective properties or assets, nor will it result in any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any other right of pre-emption or other option).

4.11     COVENANTS

         SCM has performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

4.12     GOVERNMENTAL AUTHORITY

         No consent, approval, waiver, order or authorization of, or registration or filing with, any Governmental Entity is required by or with respect to SCM or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1      CONFIDENTIALITY

         Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation in connection with the Transaction or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential.

5.2      EXPENSES

         Upon consummation of the Transaction, all fees and expenses discharged by Shuttle U.S. in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting and auditing, financial advisory, consulting and all other fees and expenses of third parties, including but not limited to VAT (THIRD PARTY EXPENSES), shall be the obligation of SCM, provided that, (i) fees and expenses of Stanford Keene related to the Transaction shall be excluded from Third Party Expenses and shall be deducted from the Transaction Consideration on the Closing Date; (ii) to the extent the aggregate Third Party Expenses are known to exceed $400,000 as of the Closing Date, a reduction equal to such excess shall be made to the Transaction Consideration payable pursuant to Section 1.2; and (iii) to the extent the aggregate Third Party Expenses are known to exceed $400,000 following the Closing Date such excess shall when known be paid to SCM out of the Escrow Fund described in Article VII (based on the SCM Common Stock Price). Should the parties fail to consummate the Transaction, each party shall bear its own transaction related expenses.

5.3      PUBLIC DISCLOSURE

         Unless otherwise required by law, the parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) disclosure by SCM of the intention of the parties to effect the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as SCM shall determine, subject to the reasonable approval of the Shareholders' Agent, (b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance), and (c) such other disclosures as the parties shall mutually agree.

5.4      LEGAL REQUIREMENTS

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

5.5      FURTHER ASSURANCES

         Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfil or cause to be fulfilled the obligations to be discharged by the parties hereto upon closing of this Agreement and, without limitation, the relevant Exchanging Shareholders shall exercise the Historic Options and the Eykyn Options immediately following Closing. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.6      FORM S-8

         SCM agrees to file a registration statement on Form S-8 for the shares of SCM Common Stock issuable with respect to Shuttle Stock Options which are rolled over as provided in Section 1.2(d) above no later than thirty (30) business days after the Closing Date and shall keep such registration statement effective for so long as any such Shuttle Stock Options remain outstanding.

5.7      UK TAX TREATMENT OF EXCHANGE

         SCM shall use its commercially reasonable efforts to cause the purchase of Shuttle Shares contemplated by the Transaction to be eligible for capital gains tax rollover treatment under the laws of the United Kingdom and shall take no action inconsistent with such treatment.

5.8      OPTION GRANT

         SCM shall establish an option pool for future grants to Shuttle employees with the pool size based on customary factors such as size and nature of Shuttle's employee base. Such pool is estimated to range from 180,000 to 200,000 shares of SCM Common Stock. The option grants and terms thereof shall be on terms consistent with SCM current practices.

5.9      SCM STOCK LEGEND

         SCM will be entitled to place appropriate legends on the certificates evidencing any SCM Common Stock to be received by an Exchanging Shareholder pursuant to the terms of the Transaction, and to issue appropriate stop transfer instructions to the transfer agent for the SCM Common Stock, consistent with the terms of the Shuttle Affiliate Agreement and applicable Securities Act provisions.

5.10     COMBINED AUDITED FINANCIALS

         The parties shall co-operate to obtain audited financial statements for the combined enterprise for a thirty day period no later than March 1, 1999.

                                   ARTICLE VI

                               CLOSING DELIVERIES

6.1      SCM DELIVERIES

         On the Closing Date, SCM shall deliver (or cause to be delivered) to the Exchanging Shareholders or as they shall direct:

(a) LEGAL OPINION. A legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to SCM, substantially in the form of EXHIBIT A hereto.

(b) REGISTRATION RIGHTS AGREEMENT. A duly executed counterpart of the registration rights agreement, substantially in the form of EXHIBIT B hereto (the REGISTRATION RIGHTS AGREEMENT).

(c) ARTICLE I. SCM shall cause the provisions of clauses 1.2, 1.3 and 1.4 of this Agreement to have effect including the issuance of necessary stock transfer instructions to the SCM transfer agent.

(d) AFFILIATE AGREEMENTS. SCM has previously provided to Shuttle a list of those persons who may be deemed to be, in SCM's reasonable judgment, affiliates of SCM within the meaning of Rule 145 promulgated under the Securities Act (each a SCM AFFILIATE). Each SCM Affiliate shall have an executed affiliate agreement in substantially the form attached hereto as EXHIBIT C (the SCM AFFILIATE AGREEMENT).

6.2      EXCHANGING SHAREHOLDER DELIVERIES

         On the Closing Date, the Exchanging Shareholders shall deliver (or cause to be delivered) to SCM or as it shall direct:

(a) THIRD PARTY CONSENTS. All consents, waivers, and approvals listed pursuant to Section 2.3 of the Shuttle Disclosure Letter.

(b) LEGAL OPINION. A legal opinion from Norton Rose, legal counsel to Shuttle, substantially in the form of EXHIBIT D-1 hereto and a legal opinion from Charles Russell, substantially in the form of EXHIBIT D-2 hereto, legal counsel to the Trust (one of the Exchanging Shareholders)

(c) EMPLOYMENT AGREEMENTS. Employment and non-competition agreements entered into among Shuttle and the individuals set forth on EXHIBIT E hereto (the EMPLOYMENT AGREEMENTS) shall (i) be in form and substance satisfactory to SCM and each of such individuals (with respect to each such individual's contract only), (ii) have been duly executed and delivered by all persons set forth in EXHIBIT F and (iii) be in full force and effect.

(d) AFFILIATE AGREEMENTS. Shuttle has previously provided to SCM a list of those persons who may be deemed to be, in Shuttle's reasonable judgment, affiliates of Shuttle within the meaning of Rule 145 promulgated under the Securities Act (each a SHUTTLE AFFILIATE). Each Shuttle Affiliate shall have an executed affiliate agreement in substantially the form attached hereto as EXHIBIT G (the SHUTTLE AFFILIATE AGREEMENT).

(e) OPINION OF ACCOUNTANTS. Letters from each of KPMG, Peat Marwick LLP, and Deloitte & Touche, respectively, dated within two (2) business days prior to the Closing, regarding that firm's concurrence with SCM's management's and Shuttle's management's conclusions as to the appropriateness of pooling of interest accounting for the Transaction under Accounting Principles Board Opinion No. 16, if the Transaction is consummated in accordance with this Agreement.

(f) REGISTERED HOLDER POWER OF ATTORNEY. The power of attorney attached hereto as EXHIBIT H duly executed as a deed by each Exchanging Shareholder.

(g) SHAREHOLDERS' AGENT POWER OF ATTORNEY. A copy of the power of attorney appointing the Shareholders' Agent duly executed as a deed by each Exchanging Shareholder.

(h) REGISTRATION RIGHTS. Exchanging Shareholders shall deliver duly executed counterparts of the Registration Rights Agreement.

(i) SHUTTLE SHARE CERTIFICATES. Definitive certificates for the Shuttle Shares (or indemnities in respect thereof in a form satisfactory to SCM), together with transfers therefore duly executed by the Exchanging Shareholders.

(j) SUBSIDIARY SHARE CERTIFICATES. Share certificates in respect of all of the issued shares in the capital of each of Shuttle's subsidiaries, together with duly executed transfers into the name of SCM or its nominee or a duly executed declaration of trust in respect of any shares in such subsidiaries not held in the name of a direct or indirect subsidiary of Shuttle.

(k) CORPORATE RECORDS. The Certificates of Incorporation, Common Seal, Share Register and Share Certificate Book (with any unissued share certificates) and all minute books and other statutory books (which shall be written-up to but not including Closing) of Shuttle and each subsidiary.

(l) AUDITORS RESIGNATIONS. Letters of resignation in the agreed form duly executed by the existing auditors of Shuttle and of each direct or indirect subsidiary of Shuttle, together in the case of Shuttle with evidence that such letter has been deposited at the registered office of Shuttle in accordance with section 392 of the U.K. Companies Act, with a statement that there are no circumstances connected with such resignation which they consider should be brought to the attention of the members or creditors of Shuttle.

(m) DIRECTORS AND OFFICERS RESIGNATIONS. Letters of resignation and waiver of all claims against Shuttle and its subsidiaries in the form attached hereto as EXHIBIT I duly executed as a deed by each of the directors and officers of Shuttle.

(n) NON-CRYSTALLIZATION. Certificate of non-crystallization and assignment to SCM duly executed as a deed by Lloyds Bank PLC in respect of the floating charge dated June 10, 1998 granted to Shuttle.

(o) SHUTTLE BOARD OF DIRECTOR RESOLUTIONS. The Exchanging Shareholders shall procure that resolutions of the boards of directors of Shuttle and each subsidiary are passed by which the following business is transacted:

            (i) the registration (subject to their being duly stamped) of the transfers in respect of the Shuttle Shares is approved;

            (ii) the accounting reference date of Shuttle and each subsidiary is changed to December 31;

            (iii) the director and accountant resignations referred to above are accepted;

            (iv) Robert Schneider is appointed as a director of Shuttle, Shuttle Technology Limited, Shuttle Research and Shuttle India;

            (v) Bernd Meier is appointed as a director of Memory Technology Limited;

            (vi) Steve Humphreys is appointed as a director of Shuttle Technology, Inc.; and

            (vii) the registrations of the transfers of the nominee shares in the subsidiaries are approved.

(p) The Exchanging Shareholders shall procure that new Shuttle Articles of Association are adopted by way of written resolution and that all B Shares are reclassified as Ordinary Shares and shall procure that each of Shuttle Technology Limited and Memory Technology Limited adopts new Articles of Association by way of written resolution, in each case in the form of Exhibit J.

(q) SHUTTLE DISCLOSURE LETTER. An executed Shuttle Disclosure Letter referring to the representations and warranties in this Agreement.

(r) TERMINATION AGREEMENT. The Termination Agreement in the agreed form attached hereto as Exhibit K duly executed as a deed by each of the parties thereto.

6.3 EXCHANGING SHAREHOLDER DELIVERIES. If the Exchanging Shareholders fail or are unable to perform any material obligation required to be performed by the Exchanging Shareholders pursuant to Section 6.2 by the Closing Date, SCM shall not be obliged to complete the transaction and may, in its absolute discretion, by written notice to the Exchanging
         Shareholders:

            (i)   rescind this Agreement without liability on the part of SCM;
                  or

            (ii) elect to complete this Agreement on that date, to the extent that the Exchanging Shareholders are ready, able and willing to do so, and specify a later date on which the Exchanging Shareholders shall be obliged to complete the outstanding obligations of the Exchanging Shareholders; or

            (iii) elect to defer the Closing Date of this Agreement by not more than twenty (20) business days to such other date as it may specify in such notice, in which event the provisions of this
                  Section 6.3 shall apply, mutatis mutandis, if the Exchanging Shareholders fail or are unable to perform any such obligations on such other date.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All covenants to be performed prior to the Closing Date, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Transaction until the earlier of the date that the first audit of the combined enterprises' financial statements for a thirty day period is completed or one year from the Closing Date. Compensation by the Exchanging Shareholders to SCM for breach of any representations and warranties contained in Article II shall be subject to the qualifications contained in Schedule 2.

7.2      ESCROW ARRANGEMENTS

(a) ESCROW FUND. As provided in Section 1.3, on the Closing Date, SCM shall deposit with the Escrow Agent SCM Common Stock equalling the Escrow Amount, which shall constitute an escrow fund (the ESCROW FUND) to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each Exchanging Shareholder shall correspond to such stockholder's Escrow Shares. The Escrow Fund shall be available to compensate SCM (i) for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively LOSSES) that SCM or any of its affiliates has actually incurred (or, in the case of an extension of the Escrow Period pursuant to Section 7.2(b)(ii), reasonably anticipates incurring), by reason of the breach by any Exchanging Shareholder of any representation, warranty, covenant or agreement of Shuttle contained herein, (ii) for any Third Party Expenses in excess of $400,000 and any fees and expenses of Stanford Keene, in each case, to the extent not deducted from the Transaction Consideration on the Closing Date; and
         (iii) for any claim made pursuant to the Tax Covenant contained in
         Schedule 3 hereof; provided, however, that claims for Losses incurred as a result of a breach by an Exchanging Shareholder shall be satisfied out of such shareholder's proportionate interest of the Escrow Fund set opposite such Exchanging Shareholders' name in Schedule 1 (the PROPORTIONATE INTEREST) until such Proportionate Interest is exhausted. SCM and Shuttle each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the aggregate Transaction Consideration. SCM shall not be entitled to receive any disbursement with respect to any Loss under Section 7.2(a) arising in respect of any individual occurrence or circumstance unless the amount of the Loss arising in respect of all such occurrences or circumstances in the aggregate exceeds a $100,000 level; provided, however, that in the event the aggregate Losses of SCM under Section 7.2(a) shall exceed $100,000, then SCM shall be entitled to recover from the Escrow Fund the total of its Losses including any amounts below the $100,000 level for each such occurrence or circumstance.

(b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall remain in existence until the earlier of the date that the first audit of the combined enterprises' financial statements for a thirty day period is completed or one year from the Closing Date (the ESCROW PERIOD), subject to extension as set forth below. At the expiration of the Escrow Period, the Escrow Fund shall be released from escrow to the Exchanging Shareholder entitled to receive the Transaction Consideration hereunder, in an amount equal to the entire initial Escrow Fund less an amount equal to the sum of (i) all amounts theretofore paid out of the Escrow Fund to SCM pursuant to this Article VII and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of SCM, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 7.2(d), theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund (and which shall cause the Escrow Fund to remain in existence) until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Exchanging Shareholder, the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Exchanging Shareholders pursuant to this Section 7.2(b) shall be made according to each holder's Proportionate Interest.

(c) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of SCM and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(d) CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of SCM (an OFFICER'S CERTIFICATE): (A) stating that SCM has incurred and paid or properly accrued Losses or other amounts payable from the Escrow Funds, or reasonably anticipates that it may have to pay or accrue Losses (or such other amounts), and (B) specifying in reasonable detail the individual items of Losses (or such other amounts) included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(a) and 7.2(e) hereof, deliver to SCM out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses (or such other amounts).

(e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent, and for a period of twenty (20) business days after such delivery the Escrow Agent shall make no delivery to SCM of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such twenty (20) business day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and Section 7.2(d) hereof, provided, that, no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such twenty
         (20) business day period.

(f)      RESOLUTION OF CONFLICTS; ARBITRATION.

            (i) In case the Shareholders' Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and SCM shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and SCM should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by SCM and the Shareholders' Agent and distribute amounts from the Escrow Fund in accordance with the terms thereof.

            (ii) If no such agreement can be reached after good faith negotiation, either SCM or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. SCM and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrator shall also, within twenty (20) business days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

            (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Delaware under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 7.2(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American

                  Arbitration Association shall be borne equally by SCM, on the one hand, and the Shareholders' Agent, on the other.

(g)      SHAREHOLDERS' AGENT; POWER OF ATTORNEY.

            (i) Each Exchanging Shareholder hereby appoints W.J. Eykyn as agent and attorney-in-fact (the SHAREHOLDERS' AGENT) for each Exchanging Shareholder on whose behalf a portion of the Transaction Consideration was deposited into escrow, for and on their behalf, to give and receive notices and communications, to authorise delivery to SCM of shares of SCM Common Stock from the Escrow Fund in satisfaction of claims by SCM, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of Shuttle from time to time upon not less than thirty (30) days prior written notice to SCM or in the event of the death or permanent disability of the Shareholders' Agent; provided, that, the Shareholders' Agent may not be removed or replaced unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the stockholders of Shuttle.

            (ii) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Exchanging Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

            (iii) The Shareholders' Agent shall be entitled to submit a claim to and receive reimbursement from the Escrow Agent out of the Escrow Fund for all reasonable, documented and out-of-pocket expenses incurred by the Shareholders' Agent as a result of his or her acting as the Shareholders' Agent, in an aggregate amount not to exceed $50,000. Any expenses or costs incurred by the Shareholders' Agent from which he or she does not receive reimbursement from the Exchanging Shareholders shall be borne by the Shareholders' Agent, unless it is an expense or cost for which such Shareholders' Agent may be reimbursed pursuant to Section 7.2(g)(ii).

(h) ACTIONS OF THE SHAREHOLDERS' AGENT. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Exchanging Shareholders whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each Exchanging Shareholder and the Escrow Agent and SCM may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each every such stockholder of Shuttle. The Escrow Agent and SCM are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

(i) THIRD-PARTY CLAIMS. In the event SCM becomes aware of a third-party claim which SCM believes may result in a demand against the Escrow Fund, SCM shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Exchanging Shareholders who have monies in the escrow shall be entitled, at their expense, to participate in any defense of such claim. SCM shall consult with the Shareholders' Agent prior to the settlement any such claim and discuss with the Shareholders' Agent in good faith any input regarding the claim and potential settlement the Shareholders' Agent may have prior to any settlement. After such consultation, SCM shall have the right to settle any such claim; provided, however, that except with the consent of the Shareholders' Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this
         Article VII to the amount of any claim by SCM against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

(j)      ESCROW AGENT'S DUTIES.

            (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of SCM and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

            (v) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to SCM and the Shareholders' Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: SCM and the Shareholders' Agent shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, SCM shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

(k) NON EXCLUSIVITY. Remedies available to SCM and its affiliates under this Article VII shall be non-exclusive and shall be cumulative with any other remedies available at law or in equity.

(l) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by SCM. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by the Agreement.

                                  ARTICLE VIII

                              AMENDMENT AND WAIVER

8.1      AMENDMENT

         This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.2      EXTENSION; WAIVER

         SCM, on the one hand, and the Exchanging Shareholders, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1      NOTICES

         All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above):

         (a)      if to SCM, to:

         SCM Microsystems, Inc.
         131 Albright Way
         Los Gatos, California 95032
         Attention: Chief Executive Officer
         Facsimile No.: (408) 364-8444

         with a copy to:

         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention: Jeffrey D. Saper, Esq. and Kurt J. Berney, Esq. Facsimile No.: (415) 493-6811

         (b)      if to the Shareholders' Agent, to:

         W.J. Eykyn
         Alba House, Mulberry Business Park
         Wokingham, Berkshire RG41 2GY
         England

         with a copy to:

         Norton Rose

         Kempson House
         35-37 Camomile Street
         London EC3A 7AN
         Attn: The Administrative Controller
         Facsimile No.: 011 44 171 283 6500

9.2      INTERPRETATION

         Any reference to Exchanging Shareholder's "knowledge" shall mean the actual knowledge of the Exchanging Shareholders after due inquiry, which may be satisfied by consultation with Shuttle's executive officers and other key personnel as said executive officers or the Exchanging Shareholders deem appropriate. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to "business day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any day on which the Nasdaq National Market is closed.

9.3      COUNTERPARTS

         This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4      ENTIRE AGREEMENT; ASSIGNMENT

         This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Shareholders' Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof and Exchanging Shareholders shall be entitled to enforce SCM's obligation, if any, under Exhibit B hereto; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that SCM may assign its respective rights and delegate its respective obligations hereunder to a wholly owned subsidiary.

9.5      SEVERABILITY

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6      OTHER REMEDIES

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

9.8      RULES OF CONSTRUCTION

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, SCM and the Exchanging Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                       SCM

                                       By: /s/ STEVEN HUMPHREYS
                                          ---------------------------------
                                       Name:   Steven Humphreys
                                            -------------------------------
                                       Title:  CEO and President
                                             ------------------------------

                                       EXCHANGING SHAREHOLDERS

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Michael Lemaire
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: John Mandeen
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Ulrich Blass
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: A.E. Jones
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: D. Norford-Jones
                                       by her attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Balaj Baktha
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Venkateswaran Krishnan
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: George Dundon
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Mike Edwards
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Andy Nott
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: Peter Murphy
                                       by his attorney W.J. Eykyn

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: W.J. Eykyn as trustee
                                       of the W.J. Eykyn Settlement 1998

                                       By: /s/ W.J. EYKYN
                                          ---------------------------------
                                       Name: A.R. Redden as trustee
                                       of the W.J. Eykyn Settlement 1998
                                       by his attorney W.J. Ekykn

With respect to the matters set forth in Article I and VII only, the Escrow Agent has caused this Agreement to be signed by its duly authorized representative, as of the date first written above.

                                       ESCROW AGENT

                                       GREATER BAY TRUST COMPANY

                                       By: /s/ Anna Paiva
                                           ------------------------------------
                                       Name:   Anna Paiva
                                             ----------------------------------
                                       Title: Vice President and Trust Officer
                                             ----------------------------------